                                                                   EXHIBIT 4(A)




           AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT


     THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "AMENDATORY AGREEMENT"), dated as of May 20, 1994, among THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "BORROWER"), the banks named on EXHIBIT A hereto (collectively, the "BANKS") and CONTINENTAL BANK N.A., as agent for the Banks (in such capacity, the "AGENT").


                               W I T N E S E T H:


     WHEREAS, the Borrower, the Banks and the Agent are parties to the Revolving Credit and Term Loan Agreement, dated as of July 17, 1991 (hereinafter referred to as the "EXISTING CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has requested that the Banks amend the Existing Credit Agreement by means of executing and delivering this Amendatory Agreement; and

     WHEREAS, the Banks are willing to consent to the amendment of the Existing Credit Agreement on the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

     SECTION   a.     CERTAIN DEFINITIONS.  The following terms (whether or not
                    underscored) when used in this Amendatory Agreement shall have the following meanings:

     "AGENT" is defined in the PREAMBLE.

     "AMENDATORY AGREEMENT" is defined in the PREAMBLE.

     "AMENDED CREDIT AGREEMENT" shall mean the Existing Credit Agreement as amended by this Amendatory Agreement.

     "AMENDMENT NO. 1 EFFECTIVE DATE" shall have the meaning provided in
SECTION 4.1.

     "BANKS" is defined in the PREAMBLE.

     "BORROWER" is defined in the PREAMBLE.

     "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "KEENE CORPORATION LITIGATION" is defined in SECTION 4.1.5(B).

     SECTION   b.     OTHER DEFINITIONS.  Unless otherwise defined or the
                    context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.


                                   ARTICLE 2.

                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on the Amendment No. 1 Effective Date, the Existing Credit Agreement is amended in accordance with the terms of this ARTICLE II; except as so amended, the Existing Credit Agreement, each other Loan Document and the Letter of Credit Agreement shall continue to remain in all respects in full force and effect.

     SECTION   a.     AMENDMENTS TO PARAGRAPH 1 OF THE EXISTING CREDIT
                    AGREEMENT. The following amendments are made to paragraph 1 of the Existing Credit Agreement:

               (1)    Subdivision 1(A)(1) of the Existing Credit Agreement is
                    amended to delete reference to "July 1, 1994" in the fifth line thereof and insert in lieu thereof "July 1, 1996".

               (2)    Subdivision 1(A)(2) of the Existing Credit Agreement is
                    amended to delete references to "June 30, 1994" in the fourth line thereof and "July 1, 1994" in the eighth line thereof and insert in lieu thereof "June 30, 1996" and "July 1, 1996", respectively.

               (3)    Subdivision 1(A)(3) of the Existing Credit Agreement is
                    amended to delete reference to "June 30, 1994" in the sixth line thereof and insert in lieu thereof "June 30, 1996".

               (4)    Subparagraph 1(B) of the Existing Credit Agreement is
                    amended to delete reference to "July 1, 1994" in the fifth line thereof and insert in lieu thereof "July 1, 1996".

               (5)    Subdivision 1(D)(1) of the Existing Credit Agreement is
                    amended to delete references to "$130,000,000" in the tenth and fifteenth lines thereof and insert in lieu thereof "$110,000,000".

               (6)    Subdivision 1(D)(2) of the Existing Credit Agreement is
                    amended in its entirety to read as follows:

          "(2) The aggregate Revolving Credit Commitment of all the Banks shall, automatically and without any further action or notice to any Person, be reduced to the amount set forth opposite each date below:

                                             Revolving Credit
               DATE                             COMMITMENT
          ------------                       -----------------
          July 1, 1995                         $120,000,000
          July 1, 1996                         $110,000,000"

     SECTION   b.     AMENDMENTS TO PARAGRAPH 2 OF THE EXISTING CREDIT
                    AGREEMENT. The following amendments are made to paragraph 2 of the Existing Credit Agreement:

               (1)    Subdivision 2(A)(1) of the Existing Credit Agreement is
                    amended to delete reference to "July 1, 1994" in the ninth line thereof and insert in lieu thereof "July 1, 1996".

               (2)    Subdivision 2(B)(1) of the Existing Credit Agreement is
                    amended to delete reference to "October 1, 1994" in the thirteenth line thereof and "July 1, 1997" in the last line thereof and insert in lieu thereof "October 1, 1996" and "July 1, 1999", respectively.

               (3)    The first sentence of Subdivision 2(C)(2) of the Existing
                    Credit Agreement is amended in its entirety to read as follows:

          "For purposes of this Agreement, "REFERENCE RATE" shall mean the rate per annum equal to the sum of (a) the rate of interest as designated by the Agent from time to time at its principal office as its "Reference Rate" plus (b) the Applicable Margin."

               (4)    Clause (b) of subdivision 2(C)(3) of the Existing Credit
                    Agreement is amended in its entirety to read as follows:

          "(b) the Applicable Margin."

               (5)    A new subdivision 2(C)(4) is added to the Existing Credit
                    Agreement as follows:

          "(4)  For purposes of this Agreement "APPLICABLE MARGIN" shall mean

               (a) in the case of any Revolving Credit Note, with respect to Revolving Credit Notes bearing interest at the Reference Rate, the applicable percentage per annum set forth below in the column entitled "Applicable Margin for Reference Rate Revolving Credit Loans", and with respect to Revolving Credit Notes bearing interest at the Eurodollar Rate, the applicable percentage per annum set forth below in the column entitled "Applicable Margin for Eurodollar Rate Revolving Credit Loans".

                                            Applicable Margin  Applicable Margin
                                             for Reference       for Eurodollar
                                             Rate Revolving      Rate Revolving
                    Time Period              Credit Loans        Credit Loans
                    -----------            -----------------   -----------------

                    Effective Date               1.00%               2.00%
                    through July 1, 1995
                    July 2, 1995 and             1.00%               2.00%
                    thereafter

          ; PROVIDED, HOWEVER, that with respect to the Applicable Margin for the period from and after July 2, 1995, if the Net Income Available for Interest Charges for the four immediately preceding fiscal quarters of the Borrower was equal to or less than 250% of the interest charges of the Borrower during such four immediately preceding fiscal quarters (such calculation to be evidenced in reasonable detail by a certificate delivered by the chief financial officer or Treasurer of the Borrower to the Banks not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the end of each fiscal year of the Borrower), the Applicable Margin for Revolving Credit Loans bearing interest at the Reference Rate shall equal 1.50% per annum and the Applicable Margin for Revolving Credit Loans bearing interest at the Eurodollar Rate shall equal 2.50% per annum. Changes in the Applicable Margin as a result of the operation of this proviso shall become effective from and after the delivery of each such officer's certificate after July 2, 1995 and shall remain effective until delivery of each such subsequent officer's certificate. If the Borrower fails to deliver any such officer's certificate as provided above, the Applicable Margin from and including the date the Borrower was required to deliver such officer's certificate to but not including the date the Borrower does deliver such officer's certificate, shall conclusively be presumed to equal the higher Applicable Margin set forth in this proviso; and

               (b) in the case of any Term Loan, 2% per annum with respect to Term Notes bearing interest at the Reference Rate, and 3% per annum with respect to Term Notes bearing interest at the Eurodollar Rate."

, and subdivision 2(C)(4) of the Existing Credit Agreement is amended to read "2(C)(5)".

               (6)    Subdivision 2(E)(3) of the Existing Credit Agreement is
                    amended in its entirety to read as follows:

          "(3) The Borrower shall pay to the Agent for the PRO RATA account of the Issuer and each other Bank a Letter of Credit fee with respect to each Letter of Credit in an amount equal to the then Applicable Margin with respect to Loans bearing interest at the Eurodollar Rate multiplied by the Stated Amount of such Letter of Credit, such fee being paid quarterly in arrears on the first Business Day of July, October, January and April of each year."

               (7)    Subdivision 2(F)(1) of the Existing Credit Agreement is
                    amended to (i) delete reference to "June 30, 1994" in the third line thereof and insert in lieu thereof "June 30, 1996" and (ii) delete references to "July 1, 1997" in the twenty-second line and last line thereof and insert in lieu thereof "July 1, 1999".

     SECTION   c.     AMENDMENT TO PARAGRAPH 5 OF THE EXISTING CREDIT AGREEMENT.
                    The last line of subdivision 5(H)(3) of the Existing Credit Agreement is amended in its entirety to read as follows:

          "07/01/94 and thereafter           200%"

     SECTION   d.     AMENDMENTS TO PARAGRAPH 9 OF THE EXISTING CREDIT
                    AGREEMENT. The following definitions in paragraph 9 of the Existing Credit Agreement are amended as follows:

               (1)    The definition of "Interest Payment Date" is amended by
                    deleting reference to "October 1, 1994" in the twelfth line thereof and inserting in lieu thereof "October 1, 1996".

               (2)    The definition of "Interest Period" is amended by deleting reference to "July 1, 1994" in the nineteenth line thereof and inserting in lieu thereof "July 1, 1996".

     SECTION   e.     AMENDMENTS TO EXHIBITS.  Exhibit A, B and C of the
                    Existing Credit Agreement are amended in their entirety to read, respectively, as Exhibit A, B and C attached to this Amendatory Agreement.


                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to make the amendments provided for in ARTICLE II above, the Borrower hereby represents and warrants that it is in compliance with all the terms, covenants and conditions of the Existing Credit Agreement which are binding upon it; there is no event of default as designated in paragraph 7 of the Existing Credit Agreement and no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default; and the representations and warranties contained in paragraph 3 of the Existing Credit Agreement, Article III of the Security Agreement and Article III of the Pledge Agreement are true with the same effect as though such representations and warranties had been made on the Amendment No. 1 Effective Date.

                                   ARTICLE 4.

                           CONDITIONS TO EFFECTIVENESS

     SECTION   a.     EFFECTIVE DATE.  This Amendatory Agreement shall become
                    effective on such date (herein called the "AMENDMENT NO. 1 EFFECTIVE DATE") when the conditions set forth in this
                    SECTION 4.1 have been satisfied.

     SECTION        i.     EXECUTION OF COUNTERPARTS.  The Agent shall have
                         received counterparts of this Amendatory Agreement duly executed and delivered on behalf of the Borrower and all the Banks.

     SECTION 4.1.2. RESOLUTIONS OF THE BOARD OF DIRECTORS. The Agent shall have received resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendatory Agreement.

     SECTION 4.1.3. REVOLVING CREDIT NOTES. Each Bank shall have delivered to the Agent, and the Agent shall have in turn delivered to the Borrower, its Revolving Credit Note issued pursuant to the Existing Credit Agreement. In addition, the Agent shall have received, for the account of each Bank, such Bank's Revolving Credit Note (in the form provided for in this Amendatory Agreement) duly executed by an authorized officer of the Borrower.

     SECTION 4.1.4. CLOSING DATE CERTIFICATE. The Agent shall have received for each Bank a certificate executed by the Chairman, President or Secretary of the Borrower, dated the Amendment No. 1 Effective Date, as to those representations and warranties made pursuant to ARTICLE III hereof.

     SECTION 4.1.5. OPINIONS OF COUNSEL. The Agent shall have received, with copies for each Bank, favorable written legal opinions, each dated the Amendment No. 1 Effective Date and addressed to the Agent and each Bank, from

     (a) Friedman & Siegelbaum or other counsel acceptable to the Agent, in the case of those matters referred to in subparagraph 3(A) (as to the Borrower and each Restricted Subsidiary), (B) and (C) of the Existing Credit Agreement;

     (b) Richard Bindelglass, general counsel of the Borrower, in the case of those matters referred to in subparagraph 3(D) (to the extent of his knowledge after due investigation in the case of mortgages, indentures, contracts and agreements referred to therein) and (E) (other than the Keene Corporation litigation regarding the purchase of certain assets at less than fair market value by the predecessor of the Borrower (the "KEENE CORPORATION LITIGATION")); and

     (c) McCarter & English, in the case of those matters referred to in subparagraph 3(E) of the Existing Credit Agreement as it relates to the Keene Corporation Litigation.

     SECTION 4.1.6. AMENDMENT FEE. The Borrower shall have paid to the Agent, for the PRO RATA account of each Bank, an amendment fee in immediately available funds in the aggregate amount of $625,000.

     SECTION 4.1.7. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto, and all legal matters incident thereto, shall be satisfactory in form and substance to the Agent and its counsel.

     SECTION   b.     EXPIRATION.  If all of the conditions set forth in SECTION
                    4.1 shall not have been satisfied on or prior to June 15, 1994 the agreements of the parties contained in this Amendatory Agreement shall, unless otherwise agreed by all the Lenders, terminate effective immediately on such date and without further action.

                                   ARTICLE 5.

                                  MISCELLANEOUS

     SECTION   a.     CROSS-REFERENCES.  References in this Amendatory Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendatory Agreement.

     SECTION   b.     LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT.  This
                    Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement, each other Loan Document and the Letter of Credit Agreement shall remain unamended and in full force and effect. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document or the Letter of Credit Agreement or of any transaction or further or future action on the part of the Borrower which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document or CBNA under the Letter of Credit Agreement.

     SECTION   c.     COUNTERPARTS, ETC.  This Amendatory Agreement may be
                    executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION   d.     GOVERNING LAW; ENTIRE AGREEMENT.  THIS AMENDATORY
                    AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                   THE GENLYTE GROUP INCORPORATED



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   CONTINENTAL BANK N.A., as Agent



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   CONTINENTAL BANK N.A.



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   CHEMICAL BANK



                                   By
                                     ------------------------------
                                     Name:
                                     Title:




                                   NBD BANK, N.A.



                                   By
                                     ------------------------------
                                     Name:
                                     Title:

                                   THE TORONTO-DOMINION BANK



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   TRUST COMPANY



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   THE BANK OF TOKYO TRUST COMPANY



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   THE BANK OF NEW YORK



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   BANK OF SCOTLAND



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   TEXAS COMMERCE BANK, N.A.

                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   GIROCREDIT BANK



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   By
                                     ------------------------------
                                     Name:
                                     Title:



                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION



                                   By
                                     ------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A






                                  List of Banks


                                             Revolving
                                               Credit    Term Loan
        Bank                                 Commitment  Commitment  Percentage
        ----                                 ----------  ----------  ----------
        Continental Bank N.A.                $31,250,000  $ 27,500,000  25.0%

        Chemical Bank                        $34,375,000   $30,250,000  27.5%

        NBD Bank, N.A.                       $12,500,000   $11,000,000  10.0%

        The Toronto-Dominion Bank            $ 9,375,000   $ 8,250,000   7.5%

        Trust Company Bank                   $ 6,250,000   $ 5,500,000   5.0%

        The Bank of Tokyo Trust Company      $ 6,250,000   $ 5,500,000   5.0%

        The Bank of New York                 $ 6,250,000   $ 5,500,000   5.0%

        Bank of Scotland                     $ 6,250,000   $ 5,500,000   5.0%

        GiroCredit Bank                      $ 6,250,000   $ 5,500,000   5.0%


        Bank of America National Trust       $ 6,250,000   $ 5,500,000   5.0%
        and Savings Association             ------------  ------------
                                            $125,000,000  $110,000,000

                                                                       EXHIBIT B





                          FORM OF REVOLVING CREDIT NOTE

                                                            Secaucus, New Jersey


[U.S.$        ]                                                 _______ __, 1994



     THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "BORROWER"),
for value received, hereby promises to pay to the order of [             ] (the
"BANK") at the office of CONTINENTAL BANK N.A., 231 South LaSalle Street, Chicago, Illinois 60697, as Agent (the "AGENT"), the lesser of the principal sum
of [$         ] or the aggregate unpaid principal amount of all Revolving Credit
Loans made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of July 17, 1991, as amended pursuant to Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of May 20, 1994 (as the same may be further amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among the Borrower, the Banks named therein and Continental Bank N.A., as Agent thereunder, such amount to be evidenced by endorsement thereof by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Revolving Credit Note (subject to the proviso set forth below) and to be paid in immediately available funds on July 1, 1996 and as otherwise provided in the Agreement; and the Borrower hereby promises to pay interest on the unpaid principal amount of all Revolving Credit Loans from time to time outstanding from the date hereof until stated maturity or earlier payment, in like funds, at such office, at a rate or rates per annum and at such times as are provided by the Agreement.

     Each Revolving Credit Loan and each prepayment or payment made on account of the principal hereof shall be endorsed by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Revolving Credit Note, PROVIDED, HOWEVER, that the failure of the Bank or the Agent to set forth such principal payments, prepayments and other payments on such schedule shall not in any manner affect the obligation of the Borrower to repay the revolving Credit Loans made by the Bank in accordance with the terms of this Revolving Credit Note. This Revolving Credit Note may be prepaid in whole or in part at the option of the Borrower and is subject to mandatory prepayment in accordance with the provisions of the Agreement.

     This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and the holder hereof and the Borrower are entitled to the benefits of the Agreement. Upon occurrence of an event of default specified in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may become forthwith due and payable as provided in the Agreement.

     This Revolving Credit Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of such State.

                                   THE GENLYTE GROUP INCORPORATED

                                   By
                                     ------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE OF
                         LOANS AND PAYMENTS OF PRINCIPAL

- - --------------------------------------------------------------------------------

              Amount of  Amount of Principal       Unpaid Principal
Date             Loan      Paid of Prepaid         Certified Balance        By
- - -------------------------------------------------------------------------------

 1
- - -------------------------------------------------------------------------------

 2
- - -------------------------------------------------------------------------------

 3
- - -------------------------------------------------------------------------------

 4
- - -------------------------------------------------------------------------------

 5
- - -------------------------------------------------------------------------------

 6
- - -------------------------------------------------------------------------------

 7
- - -------------------------------------------------------------------------------

 8
- - -------------------------------------------------------------------------------

 9
- - -------------------------------------------------------------------------------

10
- - -------------------------------------------------------------------------------

11
- - -------------------------------------------------------------------------------

12
- - -------------------------------------------------------------------------------

13
- - -------------------------------------------------------------------------------

14
- - -------------------------------------------------------------------------------

15
- - -------------------------------------------------------------------------------

16
- - -------------------------------------------------------------------------------

17
- - -------------------------------------------------------------------------------

18
- - -------------------------------------------------------------------------------

19
- - -------------------------------------------------------------------------------

20
- - -------------------------------------------------------------------------------

21
- - -------------------------------------------------------------------------------

22
- - -------------------------------------------------------------------------------

23
- - -------------------------------------------------------------------------------

24
- - -------------------------------------------------------------------------------

25
- - -------------------------------------------------------------------------------

26
- - -------------------------------------------------------------------------------

27
- - -------------------------------------------------------------------------------

28
- - -------------------------------------------------------------------------------

29
- - -------------------------------------------------------------------------------

30
- - -------------------------------------------------------------------------------

                                                                       EXHIBIT C





                                FORM OF TERM NOTE

No. T-                             Secaucus, New Jersey

[U.S.$         ]                   ________ __, 1994


     THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "BORROWER"),
for value received, hereby promises to pay to the order of [                  ]
(the "BANK") at the office of CONTINENTAL BANK N.A., 231 South LaSalle Street, Chicago, Illinois 60607, as Agent (the "AGENT"), the principal sum of
[$           ], payable in immediately available funds in accordance with subparagraph 2(B) of the Agreement referred to below, with a final installment on the unpaid principal amount of this Term Note due and payable on July 1, 1999; and the Borrower hereby promises to pay interest on such principal sum or the unpaid balance thereof from the date hereof until stated maturity or earlier payment, in like funds, at such office at a rate or rates per annum and at such times as are provided by the Agreement.

     This Term Note is one of the Term Notes referred to in, and the holder hereof and the Borrower are entitled to the benefits of, the Revolving Credit and Term Loan Agreement, dated as of July 17, 1991, as amended pursuant to Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of May 20, 1994, between the Borrower, the Banks named therein and Continental Bank N.A., as Agent thereunder (as the same may be further amended, modified, supplemented or otherwise modified from time to time, the "AGREEMENT"). This Term Note is subject to mandatory prepayments at the times and in the amounts specified in the Agreement. This Term Note may be prepaid in whole or in part at the option of the Borrower in accordance with the provisions of the Agreement. Upon occurrence of an event of default specified in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may become forthwith due and payable as provided in the Agreement.

     This Term Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and be construed in accordance with the laws of such State.


                                   THE GENLYTE GROUP INCORPORATED


                                   By
                                     -----------------------------
                                     Name:
                                     Title:




                                       25